EXHIBIT 32

Section 1350 Certifications

I, Frank P. Filipps, Chief Executive Officer of Radian Group Inc., and I, C. Robert Quint, Chief Financial Officer of Radian Group Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Radian Group Inc.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

Dated: November 12, 2003	/s/ Frank P. Filipps
Frank P. Filipps

/s/ C. Robert Quint
C. Robert Quint